EXHIBIT 10.19

Mr A Gourlay [ADDRESS] 28th June 2010
Dear Alex

Transfer to Alliance Boots Management Services Limited

As discussed, this letter is to confirm that with effect from midnight on 1 July 2010, your employment will transfer to Alliance Boots Management Services Limited (ABMS).

This won’t affect your length of service, your salary and place of work but you will transfer by agreement to ABMS and will be subject to its employment policies and procedures.

You will continue to report to me and your current role and responsibilities will remain unchanged.

However, there will be some changes to your existing employment package.

Policies and procedures

As with all employment policies and procedures ABMS reserves the right to withdraw or modify them at any time. Full details of ABMS’ policies and procedures are available in the online version of the Staff Handbook which can be found on the AB World Intranet.

In summary, these are the changes which are relevant for you:

•	Company Sick Pay (CSP) You will be covered by the ABMS company sick pay scheme which grants the following discretionary entitlement based on length of service:

•	Under 6 months No payment

•	6 months – 2 years 2 weeks pay, paid from day 4 of absence

•	2 years – 5 years 8 weeks pay, paid from day 1 of absence

•	5 – 10 years 12 weeks pay, paid from day 1 of absence

•	Over 10 years 16 weeks pay, paid from day 1 of absence

Extension of CSP payments beyond the above periods is at the discretion of ABMS.

Entitlement to CSP will be withdrawn for a minimum period of 6 months following a 3rd unrelated and unauthorised absence in any 6 month period.

Employees who use up all their CSP entitlement in any 12 month period must return to work for at least 1 month prior to any renewed entitlement to CSP

•	100% attendance recognition: - (applies to 2010)

You will no longer be eligible for this benefit when you transfer to ABMS.

Paternity Leave (including adoptive parent).

Statutory provisions apply other than the following:

Up to two weeks paid Paternity leave (paid at basic pay) will be granted to all established or temporary employees who have responsibility for bringing up a child.

Adoptive leave (adopting a child below 18 yrs old):

Statutory provisions apply other than the following:

Paid adoptive leave will be granted equivalent to post-birth maternity and paternity provisions for cases of legal adoption.

Redundancy Policy

You will still be covered by the Boots redundancy policy in force from time to time:

In order to qualify for a company redundancy payment, an employee must have completed at least one year’s continuous service with the company as at the date of their redundancy. The redundancy scheme is as follows;

•	1.5 weeks actual pay for each complete year of continuous service where age during the year is less than 22.

•	2 weeks actual pay for each complete year of continuous service where age during the year is 22 or above, but less than 41.

•	2.5 weeks actual pay for each complete year of continuous service where age during the year is 41+

•	There is no pension augmentation provision within the Boots redundancy policy

Company Car and car allowance

You are entitled to the ABMS car allowance, which is £20,500pa.

Holidays

•	You will retain your current holiday entitlement of 30 days.

•	The ABMS holiday scheme applies in all other respects.

Bonus

•	Bonus arrangements will be communicated separately.

Pension

•	You are eligible to join the Alliance Boots Retirement Savings Plan with effect from midnight on 1st July 2010, and you will already have received your offer pack.

•	Your active membership in any occupational pension schemes with Boots UK Limited and/or its associated companies will come to an end at the point of transfer as communicated throughout the recent pensions consultation process.

Pay date

•	The pay date for the ABMS payroll is the 28th of the month or the last working day before the 28th if the 28th is a weekend or Bank Holiday. This means that at the time of the change you have been paid by Boots UK Limited on Monday 21st June 2010 and then, after your transfer, by ABMS on Wednesday 28th July 2010.

All other terms and conditions of your employment are unaffected by the transfer.

Thank you for your continued contribution towards the success of the business. I should be grateful if you would sign and return a copy of this letter to Erica Leyshon in HR to confirm your acceptance of the transfer on the terms detailed above.

Yours sincerely

/s/ Andy Hornby

Andy Hornby

For and on behalf of Alliance Boots Management Services Limited

Signed	/s/ Alex Gourlay
Alex Gourlay

Dated	26/6/2010 June 2010